CONSENT AND SEVENTH AMENDMENT TO CREDIT AGREEMENT
This CONSENT AND SEVENTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of July 31, 2018, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent and collateral agent for each member of the Lender Group and the Bank Product Providers (in such capacities, together with its successors and assigns in such capacities, "Agent") and as United States administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, "US Agent"), WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, an Ontario corporation, as Canadian administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, "Canadian Agent"), the Lenders (as defined in the Credit Agreement as defined below) party hereto, UPLAND SOFTWARE, INC., a Delaware corporation ("Parent"), each subsidiary of Parent identified on the signature pages hereof as a "US Borrower" (collectively, the "US Borrowers") and UPLAND SOFTWARE INC. / LOGICIELS UPLAND INC., a Canadian federal corporation ("Upland CAD"; collectively with Parent and US Borrowers each, a "Borrower" and collectively, the "Borrowers").
WHEREAS, the Borrowers, Agent, US Agent, Canadian Agent and the Lenders are parties to that certain Credit Agreement dated as of May 14, 2015 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement");
WHEREAS, the Borrowers have requested that Lenders consent to each of Interfax Communications Limited, a private company limited by shares organized and existing under the laws of Ireland, Data Guard Limited, a private limited company organized and existing under the laws of Ireland, and Return Fax 2000 Limited, a private limited company organized and existing under the laws of Israel, not becoming a Canadian Guarantor and not joining the Canadian Guarantee and Security Agreement as a Grantor (as defined in the Canadian Guarantee and Security Agreement) (the "Waiver of the Canadian Joinder"), which would otherwise constitute a breach of Section 5.11 of the Credit Agreement; and
WHEREAS, Required Lenders have agreed to (a) consent to the Waiver of the Canadian Joinder and (b) amend the Credit Agreement in certain respects as set forth herein, in each case, on the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
1.    Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.
2.    Consent. In reliance upon the representations and warranties of each Borrower set forth in Section 7 below and subject to the satisfaction of the conditions to effectiveness set forth in Section 6 below, the undersigned Lenders, constituting all Lenders pursuant to the Credit Agreement, hereby consent to the Waiver of the Canadian Joinder. Except as expressly set forth herein, the foregoing consent is a limited consent and shall not constitute (i) a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document or (ii) a waiver, release or limitation upon the exercise by Agent and/or Lenders of any of their respective rights, legal or equitable thereunder.
3.    Amendments to Credit Agreement. In reliance upon the representations and warranties of each Borrower set forth in Section 7 below and subject to the satisfaction of the conditions to effectiveness set forth in Section 6 below, the Credit Agreement is hereby amended as follows:
(a)    The definition of "Annualized" set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety, effective as of March 31, 2018, as follows:
"Annualized" means, with respect to the determination of the components of clauses (a) and (b) of the definition of Fixed Charges (other than scheduled payments of principal on the Term Loan), for the periods of measurement ending on the last day of the Fiscal Quarters ending on March 31, 2018, June 30, 2018, September 30, 2018, December 31, 2018, and March 31, 2019, the amount determined by multiplying the actual amount of such items from the Sixth Amendment Closing Date through the date of such calculation by 365 and dividing by the number of days from the Sixth Amendment Closing Date through the date of such calculation.
(b)    The last sentence of the definition of "Fixed Charges" set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety, effective as of March 31, 2018, as follows:
For purposes of calculating the Fixed Charge Coverage Ratio, for the periods of measurement ending on the last day of the Fiscal Quarters ending on March 31, 2018, June 30, 2018, September 30, 2018, December 31, 2018, and March 31, 2019 (x) the components of Fixed Charges set forth in clauses (a) and (b) above (other than scheduled payments of principal on the Term Loan) shall be Annualized, and (y) scheduled payments of principal on the Term Loan shall be deemed to be the product of (i) the applicable amount for each such period of measurement as set forth in Sections 2.2(b) and 2.2(d), as may be increased from time to time in accordance with the terms thereof, and (ii) 4.
4.    Continuing Effect. Except as expressly set forth in Section 2 and 3 of this Amendment, nothing in this Amendment shall constitute a waiver or other modification of any other terms or provisions of the Credit Agreement or any other Loan Document, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby. This Amendment is a Loan Document.
5.    Reaffirmation and Confirmation. Each Borrower hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents to which it is a party represent the valid, enforceable and collectible obligations of such Borrower, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document as of the date hereof. Each Borrower hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Borrower in all respects.
6.    Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent, in each case satisfactory to Agent in all respects:
(a)    Agent shall have received a copy of this Amendment, executed and delivered by each Lender, and each Borrower; and
(b)    no Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment.
7.    Representations and Warranties. In order to induce Agent and each Lender to enter into this Amendment, each Borrower hereby represents and warrants to Agent and Lenders that:
(a)    after giving effect to this Amendment, all representations and warranties contained in the Loan Documents to which such Borrower is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date);
(b)    no Default or Event of Default has occurred and is continuing; and
(c)    this Amendment and the Loan Documents, as modified hereby, constitute legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.
8.    Miscellaneous.
(a)    Choice of Law and Venue; Jury Trial Waiver; Reference Provision. Without limiting the applicability of any other provision of the Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 12 of the Credit Agreement are expressly incorporated herein by reference.
(b)    Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.
9.    Release.
(a)    In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, on behalf of itself and its successors, assigns, and other legal representatives (each Borrower and all such other Persons being hereinafter referred to collectively as the "Releasors" and individually as a "Releasor"), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Releasor may now own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in any way related to or in connection with the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.
(b)    Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)    Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

PARENT AND A US BORROWER:	UPLAND SOFTWARE, INC., a Delaware corporation By: /s/ Michael D. Hill Name: Michael D. Hill Title: Chief Financial Officer
US BORROWERS:	UPLAND SOFTWARE I, INC., a Delaware corporation By: /s/ Michael D. Hill Name: Michael D. Hill Title: Chief Financial Officer
UPLAND SOFTWARE II, LLC, a Delaware limited liability company By: /s/ Michael D. Hill Name: Michael D. Hill Title: Chief Financial Officer
UPLAND SOFTWARE IV, LLC, a Nebraska limited liability company By: /s/ Michael D. Hill Name: Michael D. Hill Title: Chief Financial Officer
UPLAND SOFTWARE V, INC., a Delaware corporation By: /s/ Michael D. Hill Name: Michael D. Hill Title: Chief Financial Officer
UPLAND SOFTWARE VI, LLC, a New Jersey limited liability company By: /s/ Michael D. Hill Name: Michael D. Hill Title: Chief Financial Officer
UPLAND SOFTWARE VII, LLC, a Delaware limited liability company By: /s/ Michael D. Hill Name: Michael D. Hill Title: Chief Financial Officer
UPLAND IX, LLC, a Delaware limited liability company By: /s/ Michael D. Hill Name: Michael D. Hill Title: Chief Financial Officer
ULTRIVA, LLC, a California limited liability company By: /s/ Michael D. Hill Name: Michael D. Hill Title: Chief Financial Officer
ADVANCED PROCESSING & IMAGING, INC., a Florida corporation By: /s/ Michael D. Hill Name: Michael D. Hill Title: Chief Financial Officer
OMTOOL, LTD., a Delaware corporation By: /s/ Michael D. Hill Name: Michael D. Hill Title: Chief Financial Officer
RIGHTANSWERS, INC., a Delaware corporation By: /s/ Michael D. Hill Name: Michael D. Hill Title: Chief Financial Officer
WATERFALL INTERNATIONAL INC., a Delaware corporation By: /s/ Michael D. Hill Name: Michael D. Hill Title: Chief Financial Officer
QVIDIAN CORPORATION, a Delaware corporation By: /s/ Michael D. Hill Name: Michael D. Hill Title: Chief Financial Officer

CANADIAN BORROWER:	UPLAND SOFTWARE INC. / LOGICIELS UPLAND INC., a Canadian federal corporation By: /s/ Michael D. Hill Name: Michael D. Hill Title: Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent, US Agent and as a Lender By: /s/ Tiffany N. Orman Name: Tiffany N. Orman Title: Director

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, an Ontario corporation, as Canadian Agent and as a Lender By: /s/ David G. Phillips Name: David G. Phillips Title: Credit Officer, Canada

CIT BANK, N.A., a national banking association, as a Lender By: /s/ Kevin Cullen Name: Kevin Cullen Title: Managing Director

STRATEGIC CREDIT PARTNERS II, LLC, as a Lender By: /s/ Craig Transue Name: Craig Transue Title: Authorized Signatory

GOLDMAN SACHS BANK USA, as a Lender By: /s/ Justin Betzen Name: Justin Betzen Title: Authorized Signatory

REGIONS BANK, as a Lender By: /a/ Jason Douglas Name: Jason Douglas Title: Director

CITIZENS BANK, N.A., as a Lender By: /s/ Jason Crowley Name: Jason Crowley Title: Vice President

AC LOAN SOURCING LTD, as a Lender By: /s/ Thomas E. Bancroft Name: Thomas E. Bancroft Title: Portfolio Manager

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